As filed with the Securities and Exchange Commission on November___, 1996
                                   Registration Statement No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549-1004


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933


                             MOBIL CORPORATION
          (Exact name of registrant as specified in its charter)
          Delaware                           13-2850309
     (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)          Identification No.)

                             3225 Gallows Road
                       Fairfax, Virginia 22037-0001

              EMPLOYEES SAVINGS PLAN OF MOBIL OIL CORPORATION
                             Agent for Service
                            CHARLES H. DUBOIS,
                             Mobil Corporation
              3225 Gallows Road, Fairfax, Virginia 22037-0001
                      Telephone Number (703) 846-3000



                    CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed max-  Amount of
Title of Securities Amount to be  maximum offering imum aggregate registration
to be registered    registered    price per share  offering price    fee

Common stock, par     14,000,000    $119.6875*     $1,675,625,000  $507,714.00
value $2.00 per share   shares
of Mobil Corporation
and related Preferred
Share Purchase Rights
(the "Rights")


*Note: The estimated aggregate offering price of $119.6875 per share is the average of the high and low selling prices on the New York Stock Exchange Composite Tape on November 21, 1996. The Rights are attached to and trade with the Common Stock. Value attributable to the Rights, if any, is reflected in the market price of the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus to which this Registration Statement relates includes all of the information which would currently be required in a prospectus relating to the securities covered by Registration Statement No. 33-18130 pertaining to the Employees Savings Plan of Mobil Oil Corporation.

                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents have been filed by Mobil Corporation
("Mobil") with the Securities and Exchange Commission (the
"Commission") under the Securities Exchange Act of 1934 (the
"Exchange Act") (File No. 1-7555) and are incorporated herein by reference:

          Mobil's Annual Report on Form 10-K for the year ended
     December 31, 1995 filed pursuant to Section 13 or 15(d) of the Exchange Act on March 11, 1995.

          Mobil's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 filed pursuant to Section 13 or 15(d) of the Exchange Act on May 10, 1996, on August 13, 1996 and on November 12, 1996.

          Mobil's Current Reports on Form 8-K filed pursuant to
     Section 13 or 15(d) of the Exchange Act on January 22, 1996, February 14, 1996, February 29, 1996, April 23, 1996, May 13,
     1996, May 17, 1996, July 22, 1996, August 7, 1996, September
     3, 1996  and October 21, 1996.

     The following document has been filed by the Employees Savings Plan of Mobil Oil Corporation (the "Plan") with the Commission under the Exchange Act (File No. 33-18130) and is incorporated herein by reference:

          The Plan's Annual Report on Form 11-K for the fiscal year ended January 31, 1996 filed on May 10, 1996.

     The securities covered by this Registration Statement have been registered under the Exchange Act. The description of such securities is contained in the following Registration Statements filed under the Exchange Act which are incorporated herein by reference:

          Mobil's Registration Statement on Form 8-A filed on May
     19, 1976 as amended by Amendment No. 1 thereto on Form 8 filed on June 10, 1976.

          Mobil's Registration Statement on Form 8-A filed on April
29, 1996.

     All documents subsequently filed by Mobil or the Plan with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

     Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil, has given an opinion as to the legality of the securities being registered. Mr. Johanson has an interest in certain securities of Mobil.

Item 6.  Indemnification of Directors and Officers

     Reference is made to the provisions of Article VI of Mobil's
By-Laws as amended to June 14, 1995, incorporated by reference to
Exhibit 3.4 to Mobil s Form 8-K dated as of July 6, 1995.

     Section 145 of the General Corporation Law of Delaware, to which reference is hereby made, contains provisions for the indemnification of directors and officers on terms substantially identical to those contained in Mobil's By-Laws.

     Mobil has obtained a Directors and Officers Liability Insurance Policy, effective November 1, 1995, issued by National Union Fire Insurance Company, and excess insurance policies issued by various commercial underwriters and mutual insurers effective the same date, pursuant to which the directors and certain officers and employees of Mobil are insured against certain liabilities they may incur in their respective capacities.

Item 8.  Exhibits

4-a  -    Certificate of Incorporation of Mobil Corporation, as
          amended, in effect October 27, 1989. Incorporated by reference to Exhibit 3-a(i) to Registration Statement on Form S-3 (S.E.C. File No. 33-32651), filed under Form SE dated December 14, 1989.

4-b  -    Certificate of Designation, Preferences and Rights of
          Series A Junior Participating Preferred Stock of Mobil Corporation dated April 25, 1986. Incorporated by reference to Exhibit 3-a(ii) to Registration Statement on Form S-3 (S.E.C. File No. 33-32651), filed under Form SE dated December 14, 1989.

4-c  -    Certificate of Designation, Preferences and Rights of
          Series B ESOP Convertible Preferred Stock of Mobil Corporation dated November 22, 1989. Incorporated by reference to Exhibit 3-a(iii) to Registration Statement on Form S-3 (S.E.C. File No. 33-32651), filed under Form SE dated December 14, 1989.

4-d  -    By-laws of Mobil Corporation, as amended to June 14,
          1995. Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed July 6, 1995.

5    -    Opinion of Ralph N. Johanson, Jr., Esq., Managing
          Counsel, Corporate, Finance and Securities of Mobil, as to the legality of the securities being registered.

23-a -    Consent of Ralph N. Johanson, Jr., Esq., included as part
of Exhibit 5.

23-b - Consent of Ernst & Young LLP, Independent Auditors, appears on page II - 7 of the Registration Statement.

24-a -    Power of Attorney.

24-b - Certified copy of Board of Directors resolution authorizing signature for officers pursuant to power of attorney.

     The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

          (a)(l) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

               (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, and the Commonwealth of Virginia, on this 22nd day of November, 1996.

                                   Mobil Corporation


                                   By:/s/ Gordon G. Garney
                                      -----------------------
                                        Gordon G. Garney, as
                                        Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:   Director and Chairman of the Board,
Lucio A. Noto*                 President and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:   Senior Vice President
Thomas C. DeLoach, Jr.*         and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:      Controller
Martha F. Keeth*

DIRECTORS:

Lewis M. Branscomb*                By:/s/ Gordon G. Garney
                                      ---------------------
Donald V. Fites*                          Gordon G. Garney, as
Charles A. Heimbold, Jr.*                    Attorney-in-Fact
Paul J. Hoenmans*
Allen F. Jacobson*
Samuel C. Johnson*
Helene L. Kaplan*
J. Richard Munro*
Lucio A. Noto*
Aulana L. Peters*
Eugene A. Renna*
Charles S. Sanford, Jr.*
Robert G. Schwartz*
Robert O. Swanson*

___________________
* by power of attorney authorizing Gordon G. Garney to execute the Registration Statement and amendments and/or post-effective amendments and supplements thereto on behalf of Mobil and its Directors and Officers

                                SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1933, Mobil Oil Corporation, the person who administers the Employees Savings Plan of Mobil Oil Corporation, has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, "hereunto duly authorized, in the City of Fairfax and Commonwealth of Virginia, on this 22nd of November, 1996.

Employees Savings Plan of Mobil Oil Corporation

By: Mobil Oil Corporation, Administrator


By:/s/ R.F. Amrhein
     Title:Vice President

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees Savings Plan of Mobil Oil Corporation for the registration of 14,000,000 shares of Common Stock of Mobil Corporation of our reports (a) dated February 23, 1996, with respect to the consolidated financial statements of Mobil Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, (b) dated March 6, 1996, with respect to the financial statement schedule of Mobil Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, and
(c) dated April 5, 1996, with respect to the financial statements and supplemental schedules of the Employees Savings Plan of Mobil Oil Corporation included in the Plan s Annual Report (Form 11-K) for the fiscal year ended January 31, 1996, all filed with the Securities and Exchange Commission.



Fairfax, Virginia                             /s/ Ernst & Young LLP
November 21, 1996

                          Exhibit Index

Exhibit                            Submission Media

4-a  Certificate of                Incorporated by reference to Exhibit 3-a(i)
     Incorporation of Mobil        to the Registration Statement on Form S-3
     Corporation, as amended,      (SEC File No. 33-32651), filed under
     in effect October 27, 1989    Form SE dated December 14, 1989


4-b  Certificate of                Incorporated by reference to Exhibit
     Designation, Preferences      3-a(ii) to the Registration Statement
     and Rights of Series A        on Form S-3 (SEC File No. 33-32651),
     Junior Participating          filed under SE dated December 14, 1989
     Preferred Stock of Mobil
     Corporation dated April
     25. 1986

4-c  Certificate of                 Incorporated by reference to Exhibit
     Designation, Preferences       3-a(iii) to the Registration Statement
     and Rights of Series B         on Form S-3 (SEC File No. 33-32651),
     ESOP Convertible               filed under SE dated December 14, 1989
     Preferred Stock of Mobil
     Corporation dated
     November 22, 1989

4-d  By-laws of Mobil               Incorporated by reference to Exhibit 3.4 to
     Corporation, as amended        the Current report on Form 8-K filed
     to June 14, 1995               July 6, 1995

5    Opinion of Counsel as to       Electronic
     legality of the
     securities being
     registered

23   Consent of Ernst & Young       Appears on page II - 7 of the
     LLP, Independent Auditors      Registration Statement


23-a Consent of Counsel             Included as part of Exhibit 5

24-a Power of Attorney              Electronic

24-b Certified copy of Board        Electronic
     of Directors resolution
     authorizing signature for
     officers pursuant to
     power of attorney

                                                                  EXHIBIT 5


                            Mobil Corporation
                            3225 Gallows Road
                         Fairfax, Virginia 22037



                                   November 22, 1996

Mobil Corporation
3225 Gallows Road
Fairfax, Virginia 22037

Dear Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-8 which Mobil Corporation ("Mobil") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 14,000,000 shares of Mobil Corporation common stock, par value $2.00 per share (the "Securities"), to be issued under the Employees Savings Plan of Mobil Oil Corporation.

     I (or lawyers under my supervision) have examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and representatives and have reviewed and discussed other papers and matters of fact and law as I have deemed relevant and necessary as a basis for the following opinion. I have assumed the authenticity of all documents submitted as originals and the conformity with the original documents of any copies of such documents submitted for examination.

     In this regard, I am of the opinion that the Securities, when sold, will be legally issued, fully paid and non-assessable common shares of Mobil Corporation.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. I also consent to the making of the statement with respect to me in Part II of the Registration Statement under Item 5.

                                   Very truly yours,

                                   /s/ Ralph N. Johanson, Jr.
                                  ------------------------
                                   Ralph N. Johanson, Jr.
                                   Managing Counsel,
                                   Corporate, Finance
                                   and Securities

                                                        EXHIBIT 23-a



                            CONSENT OF COUNSEL


     The consent of counsel for Mobil is included as part of counsel's opinion filed as Exhibit 5 to this Registration
Statement.

                                                               EXHIBIT 24-a

                            MOBIL CORPORATION
                            POWER OF ATTORNEY
                                 *  *  *

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of Mobil Corporation, a Delaware corporation, hereby constitutes and appoints CHARLES H. DUBOIS, WALTER R. ARNHEIM, GORDON G. GARNEY, and MARTHA F. KEETH his or her true and lawful attorneys-in-fact and agents, each of such persons having full power to act without the others, in any and all capacities, (i) to execute and file in his name and capacity on behalf of this Corporation, and (ii) to sign in his name and capacity on behalf of the individual, a Registration Statement on Form S-8 or any other appropriate form, including amendments and for post-effective amendments to such Registration Statement, together with all exhibits thereto and any and all other documents to be executed in connection therewith, for registration with the Securities and Exchange Commission, in Washington, D.C., under the Securities Act of 1933, as amended, of (a) 14,000,000 shares of Common Stock, par value $2.00 per share, of Mobil Corporation to be offered and sold pursuant to the Employees Savings Plan of Mobil Oil Corporation and (b) an indeterminate amount of interests in such Plan.

     AND FURTHER, that each of the undersigned directors and/or officers of Mobil Corporation hereby grants to said attorneys-in-fact and agents and each of them, full power and authority to do and perform any and all acts and things essential and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person in connection with the proper exercise of the powers granted hereunder.

     IN WITNESS WHEREOF, the undersigned, as directors and/or officers of said Mobil Corporation or as individuals, have hereunto set their hands and seals as of the 25th day of October, 1996.


NAME AND TITLE                /s/ Lucio A. Noto

                              Lucio A. Noto, Director, Chairman of the
                              Board and Principal Executive Officer


NAME AND TITLE                /s/ Thomas C. DeLoach, Jr.

                              Thomas C. DeLoach, Jr., Senior Vice
                              President and Principal Financial Officer


NAME AND TITLE                /s/ Martha F. Keeth

                              Martha F. Keeth, Controller,
                              Principal Accounting Officer

NAME AND TITLE                /s/ Lewis M. Branscomb

                              Lewis M. Branscomb, Director


NAME AND TITLE                /s/ D.V. Fites

                              Donald V. Fites, Director


NAME AND TITLE                /s/ Charles A. Heimbold, Jr.

                              Charles A. Heimbold, Jr., Director


NAME AND TITLE                /s/ P.J. Hoenmans

                              Paul J. Hoenmans, Director


NAME AND TITLE                /s/ Allen F. Jacobson

                              Allen F. Jacobson, Director


NAME AND TITLE                /s/ Samuel C. Johnson

                              Samuel C. Johnson, Director


NAME AND TITLE                /s/ Helene L. Kaplan

                              Helene L. Kaplan, Director


NAME AND TITLE                /s/ J.R. Munro

                              J. Richard Munro, Director


NAME AND TITLE                /s/ Lucio A. Noto

                              Lucio A. Noto, Director


NAME AND TITLE                /s/ Aulana L. Peters

                              Aulana L. Peters, Director


NAME AND TITLE                /s/ Eugene A. Renna

                              Eugene A. Renna, Director

NAME AND TITLE                /s/ Charles S. Sanford, Jr.

                              Charles S. Sanford, Jr., Director


NAME AND TITLE                /s/ Robert G. Schwartz

                              Robert G. Schwartz, Director


NAME AND TITLE                /s/ Robert O. Swanson

                              Robert 0. Swanson, Director

                                                             EXHIBIT 24-b


                            MOBIL CORPORATION
                            BOARD RESOLUTIONS
                           *    *    *    *    *


Approval of the
Corporation's
Registration Statement
on Form S-8 relating to
Employees Savings Plan





     RESOLVED, that the Corporation's Registration Statement on Form S-8 with respect to the Employees Savings Plan of Mobil Oil Corporation, in substantially the form presented to this meeting, be and the same hereby is approved, and that the officers of the Corporation be and they hereby are authorized to sign said Registration Statement on behalf of the Corporation, with such changes, if any, therein as may be approved by the officer or officers signing the same, to file the same with the Securities and Exchange Commission, and to take such other action in connection therewith as may be necessary and appropriate; and further

     RESOLVED, that the officers of this Corporation be, and they hereby are, authorized from time to time to execute in the name and on behalf of this Corporation, to procure all other necessary signatures to, and to file with the Securities and Exchange Commission, such Registration Statement and any Amendments and/or Post-Effective Amendments to such Registration Statement as shall be deemed necessary or proper; and further

     RESOLVED, that the name of any officer signing such Registration Statement and any Amendments and/or Post-Effective
Amendments to such Registration Statement on behalf of the Corporation may be signed pursuant to a power of attorney; and further

     RESOLVED, that the officers of this Corporation be, and they hereby are, authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of this Corporation and under its Corporate Seal or otherwise, as in their judgment shall be necessary, proper or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions and each of them.